Exhibit 10.1
MEMORANDUM OF UNDERSTANDING
THIS MEMORANDUM OF UNDERSTANDING (“MOU”) is made and entered into this 14 day of March, 2005, between MITCHELL COUNTY RESEARCH GROUP, LLC (“Company”), a Georgia limited liability company having principal offices at 76 E. Broad Street ; and THOMPSON, HOFFMAN & COMPANY (“Consultant”), a Georgia corporation with principal offices at 2070 Buford Highway, Suite 1E, Buford, Georgia, 30518.
Statement of Background
     Company is in the process of acquiring certain land in Mitchell County, Georgia with the intention of constructing and operating a corn-based ethanol fuel facility (the “Facility”). Company desires to engage Consultant to perform certain consulting services on behalf of Company and be an independent contractor for Company. Company is willing to engage Consultant and Consultant is willing to undertake the engagement with Company subject to the terms and conditions set forth in this MOU.
Statement of Agreement
NOW, THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Consultant hereby agree as follows:
          1.          Engagement. From the date hereof and until the earlier of: (i) a chief executive officer, president or similar person is hired by the Company to operate the Facility or (ii) the termination of this MOU, Consultant agrees to make reasonable commercial efforts to do the following (the “Services”):
                      (a)          Retain and manage a firm qualified to perform a feasibility study to determine the likelihood of success of a corn-based ethanol plant in Mitchell County Georgia.;
                      (b)          Locate and introduce to the Company an equity drive firm capable of raising equity from local sources;
                      (c)          Locate and introduce to the Company an entity (“Equity Partner”) willing to supply capital not contributed by the Company or its members but needed in order to construct and operate the Facility;
                      (d)          Locate and introduce to the Company an entity who has ability to construct the Facility; and
                      (e)          Manage the overall aspects of the acquisition of capital and construction of the Facility.
          2.          Exclusivity. From the date hereof and until the earlier of the following (i) six months from the date hereof or (ii) termination of this MOU, and within seventy-five (75) miles of the borders of Mitchell County, Georgia, Consultant agrees that it shall not render services which are similar to the Services for any other person, corporation, limited liability company, partnership, city, county or other entity who operates or is planning on constructing a corn-based ethanol power facility.

     3.          Compensation.
                   (a)          The Company agrees to pay Consultant the following amounts and in the following manner:
                                    (i)           $5,000 per month beginning on the date hereof and on the monthly anniversary of this MOU for eleven consecutive months thereafter;
                                    (ii)          $100 per hour after the date which is twelve months from the date hereof;
                                    (iii)         $25,000 upon the earlier of the following: (a) completion of the equity drive, or (ii) the beginning of construction of the Facility;
                                    (iv)         $25,000 upon the completion of the Facility’s construction;
                                    (v)          within thirty (30) days after the Facility’s second year of production (month‘s 13 thru 24), an amount equal to one percent (1%) of EBITDA (as defined hereafter); and
                                    (vi)         within thirty (30) days after the third full year (month’s 25 to 36) of the Facility’s production, an amount equal to two percent (0.5%) of EBITDA generated by the Facility in its third year of full time operation. EBITDA as used herein shall meaning earnings before income taxes, depreciation and amortization and shall be calculated in accordance with generally accepted accounting principles (GAAP).
     4.          Term & Termination.
                    (a)          Term. This MOU shall commence on the date hereof and shall continue until it is terminated pursuant to the terms hereof.
                    (b)          Termination. This MOU may be terminated by either party in the event:
                                    (i)           of a material breach of the terms of this MOU by the other party and the failure of the breaching party to cure such material breach within thirty (30) days after receiving written notice identifying the breach and demanding its cure; or
                                    (ii)          the feasibility study finds that the construction and operation of a corn-based ethanol plant in Mitchell County, Georgia is not economically viable.
                    (c)          Effect of Termination. Notwithstanding the termination of this MOU, no party shall be released from any obligation that accrued prior to the date of termination, and each party shall remain bound by the provisions of this MOU that by their terms impose upon such party obligations extending beyond the date of termination, including without limitation, Company’s obligation to pay Consultant pursuant to the terms set forth in Section 3(a)(i) (except in the case of termination pursuant to Section 4(b)(ii)), Sections 3(a)(iii)-(vi) and the terms set forth in Sections 4(c), 6(b)-(d), 7 and 8.
     5.          Representations and Warranties. Each party represents and warrants to the other: entered into and will not enter into any agreement (whether oral or written) in conflict with this MOU.

     6.          Company’s Obligations.
                 (a) Company agrees that it will not use another consultant to perform the Services or Services similar to the Services during the term of this Agreement;
                 (b) Company agrees that, subject to Consultant’s performance of the Services and a favorable feasibility study, it will use commercially reasonable efforts to construct the Facility and operate the Facility and enter into good faith negotiations with potential construction companies and Equity Partners;
                 (c) Company agrees that, prior to Consultant receiving all of the compensation described in Section 2 hereof, it will not assign or convey: (i) the land on which the Facility is constructed; or (ii) any rights in or to the Facility, including without limitation the right to operate or receive profits from the Facility;
                 (d) Company hereby indemnifies and agrees to defend and hold harmless the Consultant from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting therefrom, including court costs and reasonable attorneys’ fees, arising out of or relating to: (i) the Facility, (ii) the operation of the Facility, (iii) any claims made by Equity Partner or the construction company based on Company’s acts, omissions or breach of contract under its agreements with those entities.
     7.          Notices. All notices under this MOU shall be in writing and shall be deemed to have been sufficiently given or served and effective for all purposes when presented personally, or when transmitted by telex or facsimile telecopier with receipt confirmed on the transmitting machine, or three (3) days after being deposited in a United States postal receptacle for registered or certified mail addressed, return receipt requested, postage prepaid, or one (1) business day after delivery to a small package air courier offering service to the address of the intended recipient with shipping prepaid, to any person at the address set forth in the first paragraph of this MOU or at such other address as said person shall subsequently designate in a writing delivered in the form of notice.
     8.          General. This MOU is the sole agreement between the parties relating to the subject matter hereof and supersedes all prior understandings, writings, proposals, representations or communications, oral or written, of either party. This MOU may be amended only by an instrument executed by the authorized representatives of both parties. The parties are, and will at all times be and remain, independent contractors with respect to each other. Nothing in this MOU shall be construed to make either party hereto the agent, representative, partner or joint venturer with any other party, and neither party shall hold itself out as such, nor shall either party be liable for or bound by any act or omission of the other party. The Consultant shall be responsible for the payment of all taxes related to its compensation under this MOU. Neither party may assign or delegate any of its rights, duties or obligations under this MOU without the other party’s prior written consent. This MOU and all obligations of the parties hereunder shall be interpreted, construed, and enforced in accordance with the laws of the State of Georgia; provided, however, that if Georgia’s conflict or choice of law rules, statutes or constitutional provisions would choose the law of another state, each party waives such rules, statutes or constitutional provisions and agrees that Georgia substantive, procedural and constitutional law shall nonetheless govern. No failure or delay of either party to exercise any right or power given it herein or to insist upon strict compliance by the other party of any obligation imposed on it herein and no custom or practice of either party hereto at variance with any item hereto shall constitute a modification or a waiver of either party’s right to demand strict compliance with the terms of this MOU. Neither this MOU nor any provision hereof, may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. Time is of the essence hereof. This MOU may be executed in any number of counterparts and by different parties hereto, and separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Further, the signature of any party to any counterpart hereof shall be deemed to be a signature to, or may be appended to, any other counterpart. If any term, covenant, or condition of this MOU or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this MOU, or the application of such term, covenant, or condition to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, or condition of this MOU shall be valid and be enforced to the fullest extent permitted by law. The headings used herein are for purposes of convenience only and should not be used in construing the provisions hereof. Should any provision of this MOU require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared same, it being agreed that the agents of all parties have participated in the preparation hereof. All of the conditions, representations, and obligations imposed hereunder are imposed or made solely and exclusively for the benefit of the parties to this MOU. No other person shall, under any circumstances, be deemed to be a beneficiary hereunder. The parties hereby agree to execute such other documents, instruments, affidavits, or certificates and to perform such other acts as may be necessary or desirable, to carry out the purposes of this MOU. Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation to enforce this MOU, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys’ fees and costs in such litigation from the party or parties against whom enforcement was sought. The parties agree that the terms hereof shall remain confidential except for: (i) disclosure to a party’s professional advisors; (ii) to the extent required by judicial or governmental process or (iii) to the extent required in order to enforce the terms hereof.
     IN WITNESS WHEREOF, the undersigned have executed this MOU as of the date first above written.

THE COMPANY: MITCHELL COUNTY RESEARCH GROUP, LLC, a Georgia limited liability company
By:	/s/ J. Harris Morgan, Jr.
Name:	J. Harris Morgan, Jr.
Title:	Operating Member

CONSULTANT: THOMPSON, HOFFMAN & COMPANY, a Georgia corporation
By:	/s/ Clint Thompson
Clint Thompson, President

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